Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-228493, 333-230572, and 333-270707 on Form S-8 and Registration Statement No. 333-240252 on Form S-3 of our report dated March 14, 2024, relating to the financial statements of Eton Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 18, 2024